UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2010
GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-892	34-0252680

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina	28217

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02. Results of Operations And Financial Condition.
On April 22, 2010, Goodrich Corporation (“Goodrich”) issued a press release announcing its financial results for the first quarter of 2010 and reaffirming its outlook for full year 2010. A copy of the press release is furnished as Exhibit 99.1 hereto.
Goodrich will host a conference call for investors and security analysts to discuss the financial results and outlook at 10:00 a.m. Eastern Time on April 22, 2010. By press releases dated April 6, 2010 and April 21, 2010, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of Goodrich’s website at www.goodrich.com. Additional written information regarding the financial results and outlook will be posted as a webcast presentation on the Investor Relations area of Goodrich’s website prior to the conference call.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.
Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 20, 2010, at the 2010 annual meeting of our shareholders, our shareholders approved an amendment and restatement of the Goodrich Corporation Senior Executive Management Incentive Plan. The terms and conditions of this amended and restated plan are described on pages 9 through 11 of our definitive proxy statement for the 2010 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 11, 2010, which description is incorporated by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2010 Annual Meeting of Shareholders was held on April 20, 2010 at 10:00 a.m. Eastern time at the Company’s headquarters in Charlotte, North Carolina. As described in the 2010 Proxy Statement, the following occurred:
•	The eleven nominees for director were elected;

•	The appointment of Ernst & Young LLP as independent registered public accounting firm for the year 2010 was ratified; and

•	The amendment and restatement of the Senior Executive Management Incentive Plan was approved. The votes were as follows:
Election of Directors:

	Number of	Number of
	Shares	Shares Voted
	Voted For	Withheld
Carolyn Corvi	100,208,506	939,929
Diane C. Creel	99,134,092	2,014,343
George A. Davidson, Jr.	99,112,485	2,035,950
Harris E. DeLoach, Jr.	99,393,337	1,755,098
James W. Griffith	97,399,768	3,748,667
William R. Holland	98,965,895	2,182,540
John P. Jumper	99,863,827	1,284,608
Marshall O. Larsen	97,801,359	3,347,076
Lloyd W. Newton	99,965,172	1,183,263
Douglas E. Olesen	99,113,232	2,035,203
Alfred M. Rankin, Jr.	99,108,357	2,040,078
There were 8,440,002 broker non-votes on the proposal for the election of directors.
Appointment of Independent Registered Public Accounting Firm:
107,860,520 shares voted for; 1,558,877 shares voted against; and 169,040 shares abstained from voting.
Amendment and Restatement of the Senior Executive Management Incentive Plan:
102,159,543 shares voted for; 6,775,237 shares voted against; and 653,657 shares abstained from voting.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 Goodrich Corporation Press Release dated April 22, 2010 titled “Goodrich Announces First Quarter 2010 Results, Reaffirms Outlook for 2010 Sales, Net Income per Diluted Share and Cash Flow.”

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)
Date: April 22, 2010	By:	/s/ SCOTT E. KUECHLE
Scott E. Kuechle
Executive Vice President and Chief Financial Officer

Exhibit Index
Exhibit 99.1 Goodrich Corporation Press Release dated April 22, 2010 titled “Goodrich Announces First Quarter 2010 Results, Reaffirms Outlook for 2010 Sales, Net Income per Diluted Share and Cash Flow.”